 Exhibit 99.1

INCOME FUND

NINE, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2011

Letter from the CEOs                                                                                                                                        As of AUGUST 29, 2011

Dear investor in ICON Income Fund Nine, LLC:

We write to briefly summarize our activity for the second quarter of 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of June 30, 2011, Fund Nine was in its liquidation period. During the liquidation period, distributions generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity or equipment is sold.  During the second quarter of 2011, we made distributions in the aggregate amount of $505,448.

We currently own three roll-on-roll-off vehicle transportation vessels that are bareboat chartered to Wilhelmsen Lines Shipowning AS, a subsidiary of Wilh. Wilhelmsen ASA, a leading global maritime industry group.  The bareboat charters are set to expire in December 2013.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Nine, LLC

Second Quarter 2011 Portfolio Overview

We are pleased to present ICON Income Fund Nine, LLC’s (the “Fund”) Portfolio Overview for the second quarter of 2011.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $100,000,000 commencing with our initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.

On May 1, 2008, we entered our liquidation period, which is expected to continue for several years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions.

Additionally, during the liquidation period you will receive distributions that are generated from net rental and loan income or equipment sales when realized.  In some months, the distribution may be larger than the current distribution, in some months the distribution may be smaller, and in some months there may not be any distribution.

Recent Transaction

•
On August 19, 2011, we sold the Aframax product tanker, the M/T Samar Spirit (the “Samar Spirit”), to an unaffiliated third party for approximately $8,600,000 and satisfied the loan balance associated with the Samar Spirit.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of June 30, 2011, our portfolio consisted primarily of the following investments.

•
Forty-Six Great Dane refrigeration trailers subject to lease with Conwell Corporation.  The equipment was purchased for approximately $1,962,000.  The lease expired in April 2010 and continues to be extended on a month-to-month basis.

•
Two Airbus A340-313X aircraft (B-HXO and B-HXN) leased to Cathay Pacific Airways Limited.  We own all of the interests in the entity that owns B-HXO.  We, through a joint venture owned 50% by us, own B-HXN.  The combined purchase price of the interests in both aircraft was approximately $106,333,000, comprised of approximately $6,403,000 in cash and non-recourse loans in the aggregate amount of approximately $99,930,000.  The lease for B-HXO expires on December 1, 2011 and the lease for B-HXN expired on July 1, 2011.  We have entered into agreements to lease the B-HXO and B-HXN for periods of seventy-three months which are scheduled to commence in November 2011 and October 2011, respectively.  In connection with the leases, the non-recourse loans relating to the aircraft will be refinanced.

•
Three roll-on-roll-off vehicle transportation vessels bareboat chartered to Wilhelmsen Lines Shipowning AS.  We, through our wholly-owned subsidiaries, purchased the M/V Trianon, the M/V Trinidad and the M/V Tancred for the aggregate amount of approximately $74,020,000, comprised of approximately $9,690,000 in cash and a non-recourse loan in the amount of approximately $64,330,000.  The bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced.  The bareboat charter payments will completely repay the principal loan balances associated with each vessel before the end of the bareboat charters.  The refinancing generated $22,043,000 in cash proceeds.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, in 2008, our Manager waived its right to future management fees and administrative expense reimbursements.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $5,054 and $9,092 for the three and six months ended June 30, 2011, respectively.  Additionally, our Manager’s interest in our net loss was $93,408 and $194,890 for the three and six months ended June 30, 2011, respectively.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets
	June 30,
	2011	December 31,
	(unaudited)	2010
Current assets:
Cash and cash equivalents	$1,537,992	$929,220
Current portion of net investment in finance leases	6,079,371	5,582,987
Equipment held for sale	8,195,419	-
Other current assets	1,026,047	-

Total current assets	16,838,829	6,512,207

Non-current assets:
Net investment in finance leases, less current portion	9,210,770	12,379,833
Leased equipment at cost (less accumulated depreciation of
$14,051,612 and $21,751,790, respectively)	36,247,163	68,871,626
Investments in joint ventures	1,331,882	1,259,152
Investment in unguaranteed residual values	-	257,813
Other non-current assets, net	873,134	1,337,142

Total non-current assets	47,662,949	84,105,566

Total Assets	$64,501,778	$90,617,773

Liabilities and Members' Equity

Current liabilities:
Current portion of non-recourse long-term debt	$31,623,710	$36,374,188
Interest rate swap contracts	889,433	1,279,541
Deferred revenue	178,104	904,608
Accrued expenses and other current liabilities	2,122,912	232,269

Total current liabilities	34,814,159	38,790,606

Non-current liabilities:
Non-recourse long-term debt, less current portion	8,665,000	10,800,000

Total Liabilities	43,479,159	49,590,606

Commitments and contingencies

Members' Equity:
Additional Members	22,526,078	42,720,633
Manager	(642,064)	(438,082)
Accumulated other comprehensive loss	(861,395)	(1,255,384)

Total Members' Equity	21,022,619	41,027,167

Total Liabilities and Members' Equity	$64,501,778	$90,617,773

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Rental income	$3,108,258	$3,212,925	$5,782,620	$6,433,419
Finance income	715,709	948,630	1,488,321	1,953,265
Income from investments in joint ventures	30,202	72,162	67,908	99,420
Interest and other income	22,603	89,796	33,440	242,654

Total revenue	3,876,772	4,323,513	7,372,289	8,728,758

Expenses:
General and administrative	149,655	119,988	351,765	305,641
Vessel operating expense	87,542	-	87,542	-
Interest	751,108	856,062	1,594,174	2,006,119
Depreciation and amortization	1,194,290	1,320,776	2,513,471	2,680,245
Impairment loss	11,034,993	-	22,314,396	-

Total expenses	13,217,588	2,296,826	26,861,348	4,992,005

Net (loss) income	$(9,340,816)	$2,026,687	$(19,489,059)	$3,736,753

Net (loss) income allocable to:
Additional Members	$(9,247,408)	$2,006,420	$(19,294,169)	$3,699,385
Manager	(93,408)	20,267	(194,890)	37,368

	$(9,340,816)	$2,026,687	$(19,489,059)	$3,736,753

Weighted average number of additional shares
of limited liability company interests outstanding	97,955	97,955	97,955	97,955

Net (loss) income per weighted average additional share
of limited liability company interests outstanding	$(94.40)	$20.48	$(196.97)	$37.77

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Members' Equity

	Members' Equity
				Accumulated
	Additional Member	Additional		Other Comprehensive	Total Members'
	Shares	Members	Manager	Loss	Equity
Balance, December 31, 2010	97,955	$42,720,633	$(438,082)	$(1,255,384)	$41,027,167

Net loss	-	(10,046,761)	(101,482)	-	(10,148,243)
Change in valuation of interest rate swap contracts	-	-	-	246,452	246,452
Comprehensive loss					(9,901,791)
Cash distributions	-	(399,992)	(4,038)	-	(404,030)

Balance, March 31, 2011 (unaudited)	97,955	32,273,880	(543,602)	(1,008,932)	30,721,346

Net loss	-	(9,247,408)	(93,408)	-	(9,340,816)
Change in valuation of interest rate swap contracts	-	-	-	147,537	147,537
Comprehensive loss					(9,193,279)
Cash distributions	-	(500,394)	(5,054)	-	(505,448)

Balance, June 30, 2011 (unaudited)	97,955	$22,526,078	$(642,064)	$(861,395)	$21,022,619

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net (loss) income	$(19,489,059)	$3,736,753
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(5,025,000)	(5,233,607)
Finance income	(1,488,321)	(1,953,265)
Income from investments in joint ventures	(67,908)	(99,420)
Depreciation and amortization	2,513,471	2,680,245
Interest expense on non-recourse financing paid directly to lenders by lessees	1,386,224	1,927,548
Interest expense from amortization of debt financing costs	59,142	78,243
Impairment loss	22,314,396	-
Changes in operating assets and liabilities:
Collection of finance leases	910,281	1,211,385
Other assets, net	(1,027,773)	4,825
Deferred revenue	(726,504)	(1,056,729)
Accrued expenses and other current liabilities	1,893,718	(13,704)
Distributions from joint ventures	-	77,766

Net cash provided by operating activities	1,252,667	1,360,040

Cash flows from investing activities:
Proceeds from sales of equipment	265,583	91,000
Distributions received from joint ventures in excess of profits	-	198,416

Net cash provided by investing activities	265,583	289,416

Cash flows from financing activities:
Cash distributions to members	(909,478)	(1,715,860)

Net cash used in financing activities	(909,478)	(1,715,860)

Net increase (decrease) in cash and cash equivalents	608,772	(66,404)

Cash and cash equivalents, beginning of the period	929,220	1,033,840

Cash and cash equivalents, end of the period	$1,537,992	$967,436

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2011	2010
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$8,275,719	$8,667,365
Transfer of leased equipment at cost to equipment held for sale	$8,195,419	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.